Exhibit 99.2

1 Second Quarter 2008 Earnings Presentation July 31, 2008

2 This document contains “forward-looking” statements, as that term is defined by the federal securities laws, about our financial condition, results of operations and business. Forward-looking statements include certain anticipated, believed, planned, forecasted, expected, targeted and estimated results along with TriMas’ outlook concerning future results. The words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved. These forward-looking statements are subject to numerous assumptions, risks and uncertainties and accordingly, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the statements, which speak only as of the date of this document. The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events. Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this document include general economic conditions in the markets in which we operate and industry-based factors such as: technological developments that could competitively disadvantage us, increases in our raw material, energy, and healthcare costs, our dependence on key individuals and relationships, exposure to product liability, recall and warranty claims, work stoppages at our facilities, or our customers or suppliers, risks associated with international markets, protection of or liability associated with our intellectual property, lower cost foreign manufacturers, compliance with environmental and other regulations, and competition within our industries. In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this document such as our substantial leverage, limitations imposed by our debt instruments, our ability to successfully pursue our stated growth strategies and opportunities, including our ability to identify attractive and other strategic acquisition opportunities and to successfully integrate acquired businesses and complete actions we have identified as providing cost-saving opportunities. Safe Harbor Statement

3 Agenda Second Quarter 2008 Results Segment Highlights Financial Highlights and Outlook Questions and Answers Appendix

4 Second Quarter 2008 Results

5 Overview Solid performance in a difficult environment - Delivered Q2-2008 EPS from continuing ops of $0.28 - Continued improvement in balance sheet Aggressive structural cost reduction - Restructuring and other charges of $0.04 per share (Excluding these amounts, Q2-2008 EPS would have been $0.32 per diluted share) - Continued cost-out and operational improvement focus Solid growth in energy, aerospace and specialty packaging businesses - Packaging Systems, Energy Products and Industrial Specialties combined sales increased 10.8% Strong relative performance in RV & Trailer Products and Recreational Accessories - Sales declined 5.0%, but end markets down 15% to 20% Business model intact and business fundamentals strong - Positioned for long-term growth - Growth initiatives driving channel, geographic and end market diversity

6 2008 Second Quarter Results Record quarterly sales of $297.1 million Excluding Special Items(1), Adjusted EBITDA would have declined primarily due to the demand declines in RV&T and Recreational Accessories segments Net income improved 12.8%, excluding the impact of Special Items(1) Net cash provided by operating activities increased substantially in the quarter Total indebtedness decreased by $21.3 million Aggregate availability under revolving credit and receivables securitization facilities was $143.9 at quarter end ($ in millions, except EPS) (from continuing operations) Q2 2008 Q2 2007 % Change Revenue 297.1 $ 287.7 $ 3.3% Adjusted EBITDA 39.4 $ 28.9 $ 36.5% Excl. Special Items, (1) Adjusted EBITDA would have been: 41.7 $ 43.1 $ -3.3% Net Income (Loss) 9.5 $ (4.1) $ Excl. Special Items, (1) Net Income would have been: 10.8 $ 9.6 $ 12.8% Diluted EPS 0.28 $ (0.15) $ Excl. Special Items, (1) Diluted EPS would have been: 0.32 $ 0.37 $ -13.5% Net cash provided by (used for) operating activities 13.6 $ (1.0) $ Debt and AR Securitization 649.4 $ 670.7 $ -3.2% (1) Special Items to consider in evaluating quality of earnings include $2.3 million of restructuring charges in Q2-2008 and $14.2 million in costs and expenses related to the use of IPO proceeds in Q2-2007. Please see slides 27 and 28 for additional information regarding these Special Items.

7 Segment Highlights

Packaging Systems







($ in millions)


Net Sales
$56.7
$57.4
1.3%
Q2 2007
Q2 2008


Adjusted EBITDA
$14.1
$12.8
(9.4)%
Q2 2007
Q2 2008


Operating Profit
$10.8
$9.2
(15.4)%
Q2 2007
Q2 2008

- Sales of core industrial closure products and specialty dispensing products to pharmaceutical, food/beverage and personal care end markets were up 7.6% year-over-year and benefited from the favorable effects of price increases and currency exchange
- Laminate and insulation product sales were down substantially due to the continued weakness in North American commercial construction markets
- Adjusted EBITDA and operating profit decreased due to volume declines in laminate and insulation products (under-absorption of fixed costs) and additional expenses associated with growth initiatives
- Develop specialty dispensing product applications for growing end markets and expand geographically to drive growth

TRIMAS CORPORATION

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Energy Products



($ in millions)


Net Sales
$41.0
$53.2
29.6%
Q2 2007
Q2 2008


Adjusted EBITDA
$6.3
$9.2
46.8%
Q2 2007
Q2 2008


Operating Profit
$5.7
$8.6
51.8%
Q2 2007
Q2 2008

- New product initiatives to add content at the well-site and increased engine demand drove sales increases of engine and related products year-over-year
- Product expansion efforts, a superior service model and continued high levels of capacity utilization increased specialty gasket sales to refinery and petrochemical industries
- Adjusted EBITDA and operating profit improved with strong conversion
- Introduce additional products complementary to engine business – compressors and gas production equipment
- Further expand gasket business with major customers into Southeast Asia, Europe and South America

TRIMAS CORPORATION

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10 Industrial Specialties Q2 2008 Q2 2007 $52.9 $56.2 Q2 2008 Q2 2007 $12.4 $13.0 Q2 2008 Q2 2007 $11.2 $11.5 6.4% 4.9% ($ in millions) Net Sales Adjusted EBITDA Operating Profit Sales of aerospace fasteners were robust due to the introduction of new products and a strong market – currently there is a record backlog of demand International initiatives drove growth of industrial cylinders Specialty fittings business experienced a softening driven by reduced automotive demand Adjusted EBITDA and operating profit increased due to higher sales volumes - conversion was moderated by increased investments in growth initiatives and lower absorption of fixed costs in the specialty fittings business Develop specialty products for growing end markets such as medical and aerospace and continue to expand international sales efforts 2.3%

11 RV & Trailer Products Q2 2008 Q2 2007 $53.1 $49.7 Q2 2008 Q2 2007 $7.8 $3.9 Q2 2008 Q2 2007 $6.0 $2.1 (6.3)% (49.7)% (65.7)% ($ in millions) Net Sales Adjusted EBITDA Operating Profit Sales declined due to continued weak demand in U.S. end markets resulting from the decline in consumer discretionary spending, consumer confidence and credit availability - Outperformed the market - estimate end market demand down approx. 15% to 20% - Sales in Australia, Southeast Asia and Canada increased year-over-year Adjusted EBITDA and operating profit decreased due to the decline in sales, lower absorption of fixed costs and a less favorable product sales mix Continued aggressive cost and inventory management Drive growth by leveraging strong brand names for additional market share and introducing new products Cross-sell the product portfolio into all channels and expand internationally

12 Recreational Accessories Q2 2008 Q2 2007 $84.0 $80.6 Q2 2008 Q2 2007 $9.7 $8.9 Q2 2008 Q2 2007 $7.4 $6.5 (4.1)% (8.5)% (11.8)% ($ in millions) Net Sales Adjusted EBITDA Operating Profit Sales declined due to continued weak consumer demand for towing accessories - Outperformed the market - estimate end market demand down approx. 15% to 20% Adjusted EBITDA and operating profit declined as a result of lower sales volumes Aggressively manage costs and working capital Increase market share in the United States and Canada Pursue new market opportunities in select international markets

13 Financial Highlights & Outlook

14 Statement of Operations ($ in thousands) 2008 2007 2008 2007 Net sales 297,080 $ 287,670 $ 576,640 $ 572,110 $ Cost of sales. (218,330) (208,020) (424,550) (414,460) Gross profit 78,750 79,650 152,090 157,650 Selling, general and administrative expenses (48,790) (45,320) (93,910) (90,860) Advisory services agreement termination fee - (10,000) - (10,000) Costs for early termination of operating leases - (4,230) - (4,230) Loss on dispositions of property and equipment (110) 280 (220) 110 Operating profit 29,850 20,380 57,960 52,670 Other expense, net: Interest expense (13,880) (18,340) (28,590) (37,200) Debt extinguishment costs - (7,440) - (7,440) Other, net (1,340) (1,060) (2,530) (2,220) Other expense, net (15,220) (26,840) (31,120) (46,860) Income (loss) from continuing operations before income tax (expense) benefit 14,630 (6,460) 26,840 5,810 Income tax (expense) benefit (5,250) 2,400 (9,670) (2,120) Income (loss) from continuing operations 9,380 $ (4,060) $ 17,170 $ 3,690 $ Income from discontinued operations, net of income taxes 70 870 150 170 Net income (loss) 9,450 $ (3,190) $ 17,320 $ 3,860 $ Three months ended Six months ended June 30, June 30,

15 Statement of Operations (cont’d) 2008 2007 2008 2007 Earnings (loss) per share - basic: Continuing operations 0.28 $ (0.15) $ 0.51 $ 0.16 $ Discontinued operations, net of income taxes - 0.03 - - Net income per share 0.28 $ (0.12) $ 0.51 $ 0.16 $ Weighted average common shares - basic 33,409,500 26,223,236 33,409,500 23,506,461 Earnings (loss) per share - diluted: Continuing operations 0.28 $ (0.15) $ 0.51 $ 0.16 $ Discontinued operations, net of income taxes - 0.03 - - Net income per share 0.28 $ (0.12) $ 0.51 $ 0.16 $ Weighted average common shares - diluted 33,642,907 26,223,236 33,597,276 23,506,461 Three months ended Six months ended June 30, June 30, Note: Special Items to consider in evaluating quality of earnings include $2.3 million of restructuring charges in Q2-2008 and $14.2 million in costs and expenses related to the use of IPO proceeds in Q2-2007. Please see slides 27 and 28 for additional information regarding these Special Items.

16 Balance Sheet ($ in thousands) June 30, December 31, 2008 2007 Current assets: Cash and cash equivalents 6,860 $ 4,800 $ Receivables, net 127,470 89,370 Inventories, net 186,200 190,590 Deferred income taxes 18,860 18,860 Prepaid expenses and other current assets 6,280 7,010 Assets of discontinued operations held for sale 2,760 3,330 Total current assets 348,430 313,960 Property and equipment, net 197,840 195,120 Goodwill 384,270 377,340 Other intangibles, net 209,320 214,290 Other assets 25,250 27,280 Total assets 1,165,110 $ 1,127,990 $ Current liabilities: Current maturities, long-term debt 9,900 $ 8,390 $ Accounts payable 140,440 121,860 Accrued liabilities 63,950 71,830 Liabilities of discontinued operations 1,170 1,450 Total current liabilities 215,460 203,530 Long-term debt 606,500 607,600 Deferred income taxes 73,950 73,280 Other long-term liabilities 35,630 35,090 Total liabilities 931,540 919,500 Preferred stock $0.01 par: Authorized 100,000,000 shares; Issued and outstanding: None. - - Common stock, $0.01 par: Authorized 400,000,000 shares; Issued and outstanding: 33,409,500 shares at June 30, 2008 and December 31, 2007, respectively 330 330 Paid-in capital 526,840 525,960 Accumulated deficit (356,650) (373,970) Accumulated other comprehensive income 63,050 56,170 Total shareholders' equity 233,570 208,490 Total liabilities and shareholders' equity. 1,165,110 $ 1,127,990 $ Assets Liabilities and Share holders' Equity

17 Working Capital Management Accounts Receivable - DSO decreased 3 days vs. 6/30/07 Inventory - $7 million reduction from Q1-2008 to Q2-2008 - Impact of growth investments - Impact of Asia supply chain - Y-O-Y increase of $16 million (Approx. $9 million due to inflation) Accounts Payable - Concerted effort to manage vendor relationships and terms Renewed focus on intra-quarter management

18 Capitalization As of June 30, 2008, TriMas had $6.9 million in cash and approximately $143.9 million of available liquidity under its revolving credit and receivables securitization facilities. ($ in thousands) June 30, 2008 June 30, 2007 December 31, 2007 Cash and Cash Equivalents 6,860 $ 2,720 $ 4,800 $ Senior Secured Bank Debt 279,360 285,080 279,020 9.875% Senior Sub Notes due 2012 337,040 336,890 336,970 Total Debt 616,400 $ 621,970 $ 615,990 $ Total Shareholders’ Equity 233,570 $ 360,760 $ 208,490 $ Total Capitalization. 849,970 $ 982,730 $ 824,480 $ Memo: A/R Securitization 32,980 $ 48,770 $ 41,500 $ Total Debt + A/R Securitization 649,380 $ 670,740 $ 657,490 $ Key Ratios: Bank LTM EBITDA 152,810 $ 159,290 $ 161,040 $ Interest Coverage Ratio 2.54x 2.09x 2.21x Leverage Ratio 4.25x 4.21x 4.08x Bank Covenants: Interest Coverage Ratio 1.90x 1.85x 1.90x Leverage Ratio 5.25x 5.65x 5.25x

19 TriMas reaffirmed full-year 2008 earnings guidance previously provided: - Second quarter results met the Company’s expectations - Excluding Special Items(1), EPS range from continuing operations of $0.85 per share to $0.95 per share, compared to $0.79 per share in 2007 - Excluding Special Items(1), net income of $28.5 million to $31.9 million, compared to 2007 net income of $22.4 million 2008 Outlook – Full Year (1) Special Items to consider in evaluating quality of earnings include $2.3 million of restructuring charges in Q2-2008 and $14.2 million in costs and expenses related to the use of IPO proceeds in Q2-2007. Please see slides 27 and 28 for additional information regarding these Special Items.

20 Current Opportunities and Risks Volume (growth and market) - Energy Products - Packaging Systems (specialty dispensing products) Price - Industrial Specialties - Packaging Systems Cost reduction - RV & Trailer and Recreational Accessories - Industrial Specialties - Packaging - Corporate Office Volume challenges - RV & Trailer Products and Recreational Accessories - Packaging Systems (laminate and insulation products) Price realization Europe Opportunities Risks

21 2008 Priorities Deploy capital prudently Manage balance sheet Offset cost inflation Redeploy low-value, transactional costs to fund product and market initiatives

Questions and Answers

Appendix

Second Quarter 2008 Results

($ in thousands)

	Three months ended June 30, 2008	2007	Change	Six months ended June 30, 2008	2007	Change
Net Sales						
Packaging Systems	$ 57,410	$ 56,700	1.3%	$ 111,980	$ 110,450	1.4%
Energy Products	53,160	41,020	29.6%	101,960	82,600	23.4%
Industrial Specialties	56,210	52,850	6.4%	109,680	103,440	6.0%
RV & Trailer Products	49,730	53,070	-6.3%	100,400	106,480	-5.7%
Recreational Accessories	80,570	84,030	-4.1%	152,620	169,140	-9.8%
Net sales from continuing operations	$ 297,080	$ 287,670	3.3%	$ 576,640	$ 572,110	0.8%
Operating Profit						
Packaging Systems	$ 9,150	$ 10,820	-15.4%	$ 18,030	$ 19,820	-9.0%
Energy Products	8,590	5,660	51.8%	16,500	12,070	36.7%
Industrial Specialties	11,480	11,220	2.3%	22,640	22,440	0.9%
RV & Trailer Products	2,060	6,010	-65.7%	4,810	12,470	-61.4%
Recreational Accessories	6,490	7,360	-11.8%	9,120	12,500	-27.0%
Corporate expenses and management fees	(7,920)	(20,690)	-61.7%	(13,140)	(26,630)	-50.7%
Operating profit from continuing operations	$ 29,850	$ 20,380	46.5%	$ 57,960	$ 52,670	10.0%
% Margin	*10.0%*	*7.1%*	*40.8%*	*10.1%*	*9.2%*	*9.8%*
Adjusted EBITDA[1]						
Packaging Systems	$ 12,780	$ 14,100	-9.4%	$ 25,670	$ 26,390	-2.7%
Energy Products	9,190	6,260	46.8%	17,820	13,360	33.4%
Industrial Specialties	12,960	12,350	4.9%	25,600	24,500	4.5%
RV & Trailer Products	3,940	7,840	-49.7%	8,470	16,360	-48.2%
Recreational Accessories	8,860	9,680	-8.5%	13,910	17,420	-20.1%
Segment Adjusted EBITDA	47,730	50,230	-5.0%	91,470	98,030	-6.7%
% Margin	16.1%	17.5%	*-8.0%*	15.9%	17.1%	*-7.0%*
Corporate expenses, management fees and other	(8,320)	(21,350)	-61.0%	(14,440)	(28,230)	-48.8%
Adjusted EBITDA [1] from continuing operations	$ 39,410	$ 28,880	36.5%	$ 77,030	$ 69,800	10.4%
% Margin	*13.3%*	*10.0%*	*33.0%*	*13.4%*	*12.2%*	*9.8%*

[1] The Company defines Adjusted EBITDA as net income (loss) before cumulative effect of accounting change, interest, taxes, depreciation, amortization, non-cash asset and goodwill impairment write-offs, and non-cash losses on sale-leaseback of property and equipment. Lease expense and non-recurring charges are included in Adjusted EBITDA and include both cash and non-cash charges related to restructuring and integration expenses. In evaluating our business, management considers and uses Adjusted EBITDA as a key indicator of financial operating performance and as a measure of cash generating capability. Management believes this measure is useful as an analytical indicator of leverage capacity and debt servicing ability, and uses it to measure financial performance as well as for planning purposes. However, Adjusted EBITDA should not be considered as an alternative to net income, cash flow from operating activities or any other measures calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definition of Adjusted EBITDA used here may differ from that used by other companies.

TRIMAS CORPORATION

24

Statement of Cash Flows

($ in thousands)

	Six months ended June 30,		Three months ended June 30,	
	2008	2007	2008	2007
Net income	$ 17,320	$ 3,860	$ 9,450	$ (3,190)
Adjustments to reconcile net income to net cash provided by operating activities, net of acquisition impact:				
Loss on dispositions of property and equipment	90	70	(20)	(310)
Depreciation	13,900	11,660	7,050	5,730
Amortization of intangible assets	7,800	7,800	3,900	3,890
Amortization of debt issue costs	1,220	3,970	620	3,240
Deferred income taxes	-	770	-	110
Non-cash compensation expense	880	120	590	50
Net proceeds from (reductions in) sale of receivables and receivables securitization	(3,630)	33,330	(22,460)	4,580
Increase in receivables	(33,290)	(48,230)	1,630	3,700
(Increase) decrease in inventories	4,950	(7,850)	6,740	(2,150)
Decrease in prepaid expenses and other assets	1,910	2,630	240	720
Increase in accounts payable and accrued liabilities	10,090	16,500	3,690	(19,410)
Other, net	2,020	1,310	2,140	2,040
Net cash provided by operating activities, net of acquisition impact	23,260	25,940	13,570	(1,000)
Cash Flows from Investing Activities:				
Capital expenditures	(13,530)	(14,860)	(7,340)	(8,280)
Acquisition of leased assets	-	(29,960)	-	(17,060)
Acquisition of businesses, net of cash acquired	(6,190)	-	(3,790)	-
Net proceeds from disposition of businesses and other assets	340	5,850	340	1,850
Net cash used for investing activities	(19,380)	(38,970)	(10,790)	(23,490)
Cash Flows from Financing Activities:				
Proceeds from sale of common stock in connection with the Company's initial public offering, net of issuance costs	-	126,460	-	126,460
Repayments of borrowings on senior credit facilities	(2,930)	(1,730)	(850)	(870)
Proceeds from borrowings on term loan facilities	490	-	490	-
Proceeds from borrowings on revolving credit facilities	269,200	248,370	112,620	104,220
Repayments of borrowings on revolving credit facilities	(268,580)	(260,950)	(113,690)	(106,500)
Retirement of senior subordinated notes	-	(100,000)	-	(100,000)
Net cash (used for) provided by financing activities	(1,820)	12,150	(1,430)	23,310
Cash and Cash Equivalents:				
Increase (decrease) for the period	2,060	(880)	1,350	(1,180)
At beginning of period	4,800	3,600	5,510	3,900
At end of period	$ 6,860	$ 2,720	$ 6,860	$ 2,720
Supplemental disclosure of cash flow information:				
Cash paid for interest	$ 27,100	$ 34,510	$ 21,170	$ 27,880
Cash paid for taxes	$ 5,330	$ 5,010	$ 2,940	$ 2,750

TRIMAS CORPORATION

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26 Reconciliation of Non-GAAP Measure Adjusted EBITDA ($ in thousands) (1) The Company defines Adjusted EBITDA as net income (loss) before cumulative effect of accounting change, interest, taxes, depreciation, amortization, non-cash asset and goodwill impairment write-offs, and non-cash losses on sale-leaseback of property and equipment. Lease expense and non-recurring charges are included in Adjusted EBITDA and include both cash and non-cash charges related to restructuring and integration expenses. In evaluating our business, management considers and uses Adjusted EBITDA as a key indicator of financial operating performance and as a measure of cash generating capability. Management believes this measure is useful as an analytical indicator of lever age capacity and debt servicing ability, and uses it to measure financial performance as well as for planning purposes. However, Adjusted EBITDA should not be considered as an alternative to net income, cash flow from operating activities or any other measures calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definition of Adjusted EBITDA used her e may differ from that used by other companies. 2008 2007 2008 2007 Net income (loss) 9,450 $ (3,190) $ 17,320 $ 3,860 $ Income tax expense (benefit) 5,270 (1,870) 9,750 3,110 Interest expense 13,930 18,340 28,690 37,200 Debt extinguishment costs - 7,440 - 7,440 Depreciation and amortization 10,950 9,620 21,700 19,460 Adjusted EBITDA (1) 39,600 30,340 77,460 71,070 Adjusted EBITDA (1), discontinued operations 190 1,460 430 1,270 Adjusted EBITDA (1), continuing operations 39,410 $ 28,880 $ 77,030 $ 69,800 $ Three Months Ended June 30, Six Months Ended June 30,

27 Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures Three months ended Six months ended June 30, June 30, (dollars in thousands) 2008 2007 2008 2007 Operating profit from continuing operations, as reported 29,850 $ 20,380 $ 57,960 $ 52,670 $ Special Items to consider in evaluating quality of earnings: Advisory services agreement termination fee - $ (10,000) $ - $ (10,000) $ Costs for early termination of operating leases - (4,230) - (4,230) Restructuring activities (2,260) - (2,260) - Total Special Items (2,260) $ (14,230) $ (2,260) $ (14,230) $ Three months ended Six months ended June 30, June 30, (dollars in thousands) 2008 2007 2008 2007 Adjusted EBITDA from continuing operations, as reported 39,410 $ 28,880 $ 77,030 $ 69,800 $ Special Items to consider in evaluating quality of earnings: Advisory services agreement termination fee - $ (10,000) $ - $ (10,000) $ Costs for early termination of operating leases - (4,230) - (4,230) Restructuring activities (2,260) - (2,260) - Total Special Items (2,260) $ (14,230) $ (2,260) $ (14,230) $

28 Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures Three months ended Three months ended June 30, 2008 June 30, 2007 (dollars in thousands, except per share amounts) Income (Loss) EPS Income (Loss) EPS Income (Loss) and Diluted EPS from continuing operations, as reported 9,380 $ 0.28 $ (4,060) $ (0.15) $ After-tax impact of Special Items to consider in evaluating quality of income (loss) and diluted EPS from continuing operations: Advisory services agreement termination fee - $ - $ (6,300) $ (0.24) $ Costs for early termination of operating leases - - (2,660) (0.10) Debt extinguishment costs - - (4,690) (0.18) Restructuring activities (1,440) (0.04) - - Total Special Items (1,440) $ (0.04) $ (13,650) $ (0.52) $ Weighted-average diluted shares outstanding at June 30, 2008 and 2007 33,642,907 26,223,236 Six months ended Six months ended June 30, 2008 June 30, 2007 (dollars in thousands, except per share amounts) Income EPS Income EPS Income and Diluted EPS from continuing operations, as reported. 17,170 $ 0.51 $ 3,690 $ 0.16 $ After-tax impact of Special Items to consider in evaluating quality of income and diluted EPS from continuing operations: Advisory services agreement termination fee - $ - $ (6,300) $ (0.27) $ Costs for early termination of operating leases - - (2,660) (0.11) Debt extinguishment costs. - - (4,690) (0.20) Restructuring activities (1,440) (0.04) - - Total Special Items (1,440) $ (0.04) $ (13,650) $ (0.58) $ Weighted-average diluted shares outstanding at June 30, 2008 and 2007 33,597,276 23,506,461

29 (Unaudited - $ in thousands) LTM EBITDA as Defined in Credit Agreement Reported net loss for the twelve months ended June 30, 2008 (144,970) $ Interest expense, net (as defined) 59,800 Income tax expense (benefit) (3,810) Depreciation and amortization 43,590 Extraordinary non-cash charges 178,450 Interest equivalent costs 3,650 Non-cash expenses related to equity grants 1,330 Other non-cash expenses or losses. 5,540 Non-recurring expenses or costs for cost savings projects 8,450 Permitted dispositions 680 Permitted acquisitions 100 Bank EBITDA - LTM Ended June 30, 2008 (1) 152,810 $ (1) As defined in the Amended and Restated Credit Agreement dated August 2, 2006.